Exhibit 99.1

ARBINET ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

NEW BRUNSWICK, N.J., August 6, 2009 - Arbinet Corporation (NasdaqGM: ARBX), a leading provider of innovative voice and IP solutions for buying and selling telecommunications capacity, today reported financial results for the second quarter ended June 30, 2009.

Second quarter 2009 fee revenues were $8.7 million, a 6% decrease from the first quarter 2009 and a 36% decrease from the second quarter 2008.  A total of 2.6 billion minutes were bought and sold on Arbinet’s platform in the second quarter 2009, compared to 3.55 billion minutes in the second quarter 2008.  Arbinet completed 291 million calls during the second quarter 2009, compared to 503 million calls in the second quarter 2008. The average call duration of calls completed during the second quarter 2009 was 4.5 minutes per call, compared to 3.5 minutes per call in the second quarter 2008.

The Company’s net income from continuing operations in the second quarter 2009 was $967,000, or $0.04 per diluted share, compared to net income from continuing operations of $132,000, or $0.01 per diluted share in the second quarter 2008. Second quarter 2009 results include a non-cash foreign currency exchange gain of $3.1 million.

In commenting on the Company’s second quarter results, Shawn O’Donnell, President and Chief Executive Officer of Arbinet stated, “Through streamlining our product offering, launching our wholesale carrier services product, enhancing our sales leadership team and managing our costs effectively, we continue our efforts to drive the Company toward profitable growth.  In the second quarter we began to see our revenues stabilize and we are optimistic that we will begin to realize future benefits from our initiatives.  We remain committed to positioning the Company for future growth and profitability to create value for our shareholders.”

Quarterly Conference Call

Arbinet will host a conference call to discuss its second quarter 2009 results at 5:00 P.M. Eastern Time today.

The dial-in number for the live audio call beginning at 5:00 P.M. Eastern Time is 888-562-3654, or 973-582-2703 for international callers; the passcode is 22571234.  A live web cast of the conference call will be available on Arbinet’s web site at http://www.arbinet.com.

A replay of the call will be available from 8:00 P.M. Eastern Time on August 6, 2009 through midnight Eastern Time on August 13, 2009 at http://www.arbinet.com and by telephone at 800-642-1687, or 706-645-9291 for international callers; the passcode is 22571234.

About Arbinet Corporation

Arbinet is a leading provider of international voice and IP solutions to carriers and service providers globally. With more than 1100 carriers across the world utilizing the Arbinet network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities. Customers and suppliers include many leading fixed line, mobile, wholesale and VoIP carriers as well as calling card, ISPs and content providers around the world who buy and sell voice and IP telecommunications capacity and content. The Company can be reached at its corporate headquarters in New Brunswick, NJ at +1.732.509.9100 or by email at sales@arbinet.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management’s future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," “optimistic”, "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty; system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; Arbinet’s ability to obtain and enforce patent protection for our methods and technologies; losses in efficiency due to cost cutting and restructuring initiatives; decreased trading volumes due to our efforts to increase call quality on our exchange; and economic conditions and volatility of financial markets, and the impact they may have on Arbinet and our customers  For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2009, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne, CFO
Arbinet Corporation
732-509-9230

Andrea Priest / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2009	2008	2009
	($ in thousands, except per share data)

Trading revenues	$123,002	$77,304	$235,443	$155,157
Fee revenues	13,571	8,674	26,301	17,921
Total revenues	136,573	85,978	261,744	173,078

Cost of trading revenues	123,114	77,272	235,584	155,360
Indirect cost of trading and fee revenues	5,166	4,598	10,418	9,488
Total cost of trading and fee revenues	128,280	81,870	246,002	164,848

Gross Profit	8,293	4,108	15,742	8,230
Cost and expenses:
Sales and marketing	3,580	1,848	5,791	3,665
General and administrative	2,745	2,438	6,130	5,036
Depreciation and amortization	1,886	1,821	3,716	3,612
Total operating expenses	8,211	6,107	15,637	12,313
Income (loss) from operations	82	(1,999)	105	(4,083)
Interest income	225	27	642	87
Interest expense	(142)	(172)	(307)	(323)
Foreign currency exchange gain (loss)	4	3,149	(23)	2,766
Other income (expense), net	62	61	118	171
Income (loss) from continuing operations before income taxes	$231	$1,066	$535	$(1,382)
Provision for income taxes	99	99	180	138
Income (loss) from continuing operations	132	967	355	(1,520)
Discontinued operations:

Loss from discontinued operations	(784)	-	(1,456)	-
Net income (loss)	$(652)	$967	$(1,101)	$(1,520)
Basic net income (loss) per share:
Continuing operations	$0.01	$0.04	$0.01	$(0.07)
Discontinued operations	$(0.03)	$-	$(0.06)	$-
Net income (loss)	$(0.02)	$0.04	$(0.05)	$(0.07)
Diluted net income (loss) per share:
Continuing operations	$0.01	$0.04	$0.01	$(0.07)
Discontinued operations	$(0.03)	$-	$(0.06)	$-
Net income (loss)	$(0.02)	$0.04	$(0.05)	$(0.07)
Dividends declared per common share	$0.40	$-	$0.40	$-
Weighted average shares used in computing basic	24,921,380	22,097,690	24,755,953	21,841,153
net income (loss) per share
Weighted average shares used in computing diluted
net income (loss) per share	24,921,380	22,220,782	24,755,953	21,841,153
Other comprehensive income:
Net income (loss)	(652)	967	(1,101)	(1,520)
Cumulative unrealized gain (loss) in available-for-sale securities	(21)	(6)	(8)	2
Foreign currency translation adjustment	(11)	2,043	(147)	1,802
Comprehensive income (loss)	$(684)	$3,004	$(1,256)	$284

ARBINET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	June 30,
	2008	2009
	($ in thousands, except per share data)
ASSETS
Current Assets:
Cash and cash equivalents	$16,224	$17,765
Marketable securities	7,926	4,210
Trade accounts receivable (net of allowance of $2,071 and $2,539 at December 31, 2008 and June 30, 2009,
respectively)	28,176	24,052
Prepaids and other current assets	3,476	2,965
Total current assets	55,802	48,992
Property and equipment, net	20,868	19,441
Security deposits	2,130	2,149
Intangible assets, net	163	168
Other assets	395	347
Total Assets	$79,358	$71,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Due to Silicon Valley Bank	$371	$299
Accounts payable	12,924	10,378
Deferred revenue	2,770	1,867
Accrued and other current liabilities	7,552	6,545
Current liabilities of discontinued operations	473	100
Total current liabilities	24,090	19,189
Long-term debt	3,600	3,600
Deferred rent	1,862	1,978
Other long-term liabilities	61	63
Total liabilities	29,613	24,830
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred Stock, 5,000,000 shares authorized	—	—
Common Stock, $0.001 par value, 60,000,000 shares authorized, 26,538,245 and 26,679,189 shares issued
and outstanding, respectively	27	27
Additional paid-in-capital	173,867	174,876
Treasury stock, 3,988,819 and 4,666,958 shares, respectively	(15,852)	(17,015)
Accumulated other comprehensive gain	3,576	1,772
Accumulated deficit	(111,873)	(113,393)
Total Stockholders’ Equity	49,745	46,267
Total Liabilities and Stockholders’ Equity	$79,358	$71,097